                                                Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              -------------------

                         NEWBRIDGE NETWORKS CORPORATION
             (Exact name of Registrant as specified in its charter)

       Canada                                       98-0077506
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                  Identification Number)

600 March Road, Kanata, Ontario, Canada                K2K 2E6
(Address of Principal Executive Offices)              (Zip Code)

                              --------------------
                         Newbridge Networks Corporation
                       Stanford Telecom Stock Option Plan
                            (Full title of the plan)

                                Peter C. Nadeau
            Corporate Vice President, General Counsel and Secretary
                         Newbridge Networks Corporation
                                 600 March Road
                        Kanata, Ontario, Canada K2K 2E6
                    (Name and address of agent for service)
                      ----------------------------------

                                 (613) 591-3600
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=======================================================================================
   Title of                     Proposed maximum    Proposed maximum
 securities to     Amount to     offering price    aggregate offering     Amount of
 be registered    be registered    per share*           price*         registration fee
=======================================================================================
Common Shares    353,955 shares        US$23         US$8,140,965          US$2,150
=======================================================================================

* Solely for the purpose of computing the registration fee and calculated in accordance with Rule 457(c), based upon the average of the high and low prices for the Common Shares reported in the consolidated reporting system on December 15, 1999.

--------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


This Registration Statement is a new Registration Statement covering Common Shares which may be issued pursuant to the Newbridge Networks Corporation Stanford Telecom Stock Option Plan.


Item 3.   Incorporation of Documents by Reference.

The following documents are incorporated by reference and made a part hereof: the Company's Annual Report on Form 10-K for the fiscal year ended May 2, 1999, as amended; the Company's Current Report on Form 8-K dated June 22, 1999; the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 1, 1999; the Company's Current Report on Form 8-K dated November 10, 1999; the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1999; and the Company's Registration Statement on Form 8-A dated August 30, 1994 (for a description of the Company's Common Shares).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934 after the date of the Prospectus and prior to the filing of a post-effective amendment which indicates that all Common Shares offered by the Prospectus have been sold or that deregisters all shares then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

The Company will provide without charge to each person to whom a copy of the Prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Secretary, Newbridge Networks Corporation, 600 March Road, Kanata, Ontario, Canada K2K 2E6, telephone (613) 591-3600.


Item 5.   Interests of Named Experts and Counsel.

The consolidated financial statements of Newbridge Networks Corporation included in the Company's Annual Report on Form 10-K for the fiscal year ended May 2, 1999, as amended, and incorporated herein by reference, for the periods indicated in their report, have been examined by Deloitte & Touche LLP, 90 Sparks Street, Ottawa, Ontario, independent chartered accountants, whose report on such financial statements appear in such Annual Report and are also incorporated herein. Such financial statements have been incorporated herein in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

The validity of the issuance of the Common Shares offered by the Company hereby will be passed upon for the Company by Osler, Hoskin & Harcourt LLP, Ottawa, Ontario. As of July 6, 1999, Kent H. E. Plumley, a director of the Company and a member of such firm, or members of his immediate family, beneficially owned 274,687 Common Shares. The Company is also represented by Hunton & Williams, New York, New York, who will pass upon certain legal matters relating to the Company and the offering of the Common Shares in the United States.


Item 6.   Indemnification of Directors and Officers.

Section 7.2 of By-Law No. 3 of Newbridge Networks Corporation provides that the Company shall indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the request of the Company as a director or officer of another corporation or similar entity of which the Company is or was a shareholder or creditor, and such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding (other than an action brought by the Company or a derivative action brought on behalf of the Company) to which such person is made a party by reason of being or having been a director or officer of the Company or such other corporation or similar entity or by reason of having undertaken such liability. In the case of an action brought by the Company or a derivative action brought on behalf of the Company to which such person is made a party, the Company shall indemnify such person against all such costs, charges and expenses with the approval of a court if (1) such person acted honestly and in good faith with a view to the best interests of the Company, and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds to believe that such person's conduct was lawful. In addition, the Company shall so indemnify such person without requiring the approval of a court if such person has been substantially successful on the merits in the defense of the action brought by the Company or the derivative action brought on behalf of the Company and if such person fulfills the conditions set forth in clauses (1) and (2) in the preceding sentence. The Company shall also indemnify such person in such other circumstances as the Canada Business Corporations Act permits or requires.

The foregoing indemnification is consistent with and subject to Section 124 of the Canada Business Corporations Act, which provides in part that the Company or a director or officer referred to above may apply to a court for an order approving an indemnity under the Canada Business Corporations Act and the Company's By-Law.

The Company maintains an insurance policy for the benefit of directors and officers insuring them against liability for claims that are made against them in their capacity as directors or officers, except where the liability relates to failure to act honestly and in good faith with a view to the best interests of the Company.

Item 8.   Exhibits.

5.1    Opinion of Hunton & Williams.

5.2    Opinion of Osler, Hoskin & Harcourt LLP.

23.1   Consent of Hunton & Williams (included in the opinion filed as Exhibit
       5.1).

23.2 Consent of Osler, Hoskin & Harcourt LLP (included in the opinion filed as Exhibit 5.2).

23.3   Consent of Deloitte & Touche LLP.

24     Powers of Attorney. (1)

______________

(1) Incorporated by reference to Exhibit 25 to the Company's Registration Statement No. 33-43454 and Post-Effective Amendment No. 2 to Registration Statement No. 33-33981, as filed on Form S-8 on October 22, 1991, and to
     Exhibit 25.2 to the Company's Registration Statement No. 33-51538, as filed on Form S-8 on September 1, 1992.


Item 9.   Undertakings.

(a) The undersigned registrant, Newbridge Networks Corporation, hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the United States Securities Act of 1933, as amended;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

     (2) That, for the purpose of determining any liability under the United States Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the United States Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the United States Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the United States Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the United States Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the United States Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kanata, Province of Ontario, Canada on the 15th day of December, 1999.


                           NEWBRIDGE NETWORKS CORPORATION


                           By:   /s/ Terence H. Matthews
                              ----------------------------------------
                                 Terence H. Matthews, Chairman of the
                                 Board and Chief Executive Officer


                           By:   /s/ Graham C. C. Miller
                              -------------------------------------------
                                 Graham C. C. Miller, Director
                                 United States Authorized Representative


Pursuant to the requirements of the United States Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                        Title                         Date
       ---------                        -----                         ----



    /s/ Terence H. Matthews
  ---------------------------
     (Terence H. Matthews)        Chairman of the Board,       December 15, 1999
                                  Chief Executive Officer


  /s/ Kenneth B. Wigglesworth
 ------------------------------
  (Kenneth B. Wigglesworth)       Executive Vice President     December 15, 1999
                                  and Chief Financial Officer

*Denzil J. Doyle, Alan D. Horn,
 Trevor G. Jones, Graham C. C. Miller,
 Donald Mills, Kent H. E. Plumley
 John C. J. Thynne and Peter D. Charbonneau    Directors


*By:  /s/ Peter Nadeau                                         December 15, 1999
    ------------------------
    (Peter Nadeau, Attorney-in-Fact)

                                 EXHIBIT INDEX


Exhibit
  No.                                                               Page
 ------                                                             ----

5.1   Opinion of Hunton & Williams.

5.2   Opinion of Osler, Hoskin & Harcourt LLP.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1).

23.2  Consent of Osler, Hoskin & Harcourt LLP (included in the opinion filed as
      Exhibit 5.2).

23.3  Consent of Deloitte & Touche LLP.

24    Powers of Attorney. (1)

--------------------

(1) Incorporated by reference to Exhibit 25 to the Company's Registration Statement No. 33-43454 and Post-Effective Amendment No. 2 to Registration Statement No. 33-33981, as filed on Form S-8 on October 22, 1991, and to
     Exhibit 25.2 to the Company's Registration Statement No. 33-51538, as filed on Form S-8 on September 1, 1992.